Exhibit 5

                 GODFREY & KAHN, S.C.
                780 North Water Street
               Milwaukee, WI 53202-3590
                  Tel. (414) 273-3500
                  Fax (414) 273-5198


                     May 26, 1998



Advantage Learning Systems, Inc.
2911 Peach Street
Wisconsin Rapids, Wisconsin  54495-8036

Ladies and Gentlemen:

      We  have acted as your counsel in connection with
the  offer  by  Advantage  Learning  Systems,  Inc.,  a
Wisconsin corporation (the "Company"), of up to 250,000
shares  of common stock, $.01 par value (the "Shares").
The  Shares are reserved for issuance pursuant  to  the
Company's Employee Stock Purchase Plan (the "Plan"), as
described  in the Plan's Prospectus (the "Prospectus"),
including all amendments and supplements thereto, which
Prospectus   relates  to  the  Company's   Registration
Statement on Form S-8, to be filed with the Securities and Exchange Commission (the "Registration Statement").

     We have examined: (a) the Plan, the Prospectus and
the  Registration Statement, (b) the Company's  Amended
and  Restated Articles of Incorporation and Amended and
Restated  By-Laws,  (c)  certain  resolutions  of   the
Company's  Board  of  Directors  and  (d)  such   other
proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

      Based  upon the foregoing, we are of the  opinion
that  the Shares, upon issuance in accordance with  the
terms  of the Plan, will be duly authorized and validly
issued,  fully  paid and nonassessable  except  to  the
extent  provided  in  Section  180.0622(2)(b)  of   the
Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee (certain
Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof).

      We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                   Very truly yours,

                                   /s/ Godfrey & Kahn, S.C.

                                   GODFREY & KAHN, S.C.